As filed with the Securities and Exchange Commission on September 12, 2006
Registration No. 333-136743

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3
to
Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRISTOW GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	4522	72-0679819
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2000 W. Sam Houston Pkwy. S., Suite 1700
Houston, Texas 77042
(713) 267-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall A. Stafford
Vice President and General Counsel, Corporate Secretary
2000 W. Sam Houston Pkwy. S., Suite 1700
Houston, Texas 77042
(713) 267-7600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

John D. Geddes Baker Botts L.L.P. 910 Louisiana Street One Shell Plaza Houston, Texas 77002-4995 (713) 229-1234	T. Mark Kelly Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin Street 2300 First City Tower Houston, Texas 77002-6760 (713) 758-2222

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-136743) (the “Registration Statement”) of Bristow Group Inc. is being filed solely for the purpose of filing Exhibit 1, Exhibit 3.14 and Exhibit 5 thereto, and no changes or additions are being made hereby to the preliminary prospectus that forms a part of the Registration Statement. Accordingly, the preliminary prospectus is being omitted from this Amendment No. 3 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses Of Issuance And Distribution

The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the registration of the common stock.

SEC registration fee	$24,610
NASD filing fee	23,500
NYSE filing fee	27,080
Legal fees and expenses	400,000
Accounting fees and expenses	100,000
Printing expenses	150,000
Transfer agent fees	25,000
Miscellaneous	49,810

Total	$800,000

Item 14.	Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that, to the fullest extent of Delaware law, none of our directors will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Our certificate of incorporation and bylaws authorize indemnification of any person entitled to indemnity under law to the full extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. We will maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities. In addition, we have entered into indemnification agreements with each of our directors that provide that we will indemnify the indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under Delaware law and our bylaws.

Item 15.	Recent Sales of Unregistered Securities.

Short-Term Notes

In August 2005, we issued two short-term promissory notes to Eurocopter which totaled €12.1 million ($14.6 million). These notes were issued to provide security for two of our used aircraft which we committed to provide to Eurocopter pursuant to a purchase agreement entered into in January 2004. Our obligations under these notes have been discharged. These notes were issued in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act and/or Regulation D thereunder. No underwriters were involved in the transactions described above.

Item 16.	Exhibits and Financial Statement Schedules

(A) Exhibits:

		Incorporated by Reference to
		Registration
		or File	Form or	Report	Exhibit
	Exhibits	Number	Report	Date	Number

(1)	Form of Underwriting Agreement***
(3)	Articles of Incorporation and By-laws
	(1) Delaware Certificate of Incorporation dated December 2, 1987	001-31617	10-Q	June 2005	3	(1)
	(2) Agreement and Plan of Merger dated December 29, 1987	0-5232	10-K	June 1990	3	(11)
	(3) Certificate of Merger dated December 2, 1987	0-5232	10-K	June 1990	3	(3)
	(4) Certificate of Correction of Certificate of Merger dated January 20, 1988	0-5232	10-K	June 1990	3	(4)
	(5) Certificate of Amendment of Certificate of Incorporation dated November 30, 1989	001-31617	10-Q	June 2005	3	(2)
	(6) Certificate of Amendment of Certificate of Incorporation dated December 9, 1992	001-31617	10-Q	June 2005	3	(3)
	(7) Rights Agreement and Form of Rights Certificate	0-5232	8-A	February 1996	4
	(8) Amended and Restated By-laws	001-31617	10-Q	June 2005	3	(4)
	(9) Certificate of Designation of Series A Junior Participating Preferred Stock	001-31617	10-Q	June 2005	3	(5)
	(10) First Amendment to Rights Agreement	0-5232	8-A/A	May 1997	5
	(11) Second Amendment to Rights Agreement	0-5232	8-A/A	January 2003	4.3

		Incorporated by Reference to
		Registration
		or File	Form or	Report	Exhibit
	Exhibits	Number	Report	Date	Number

	(12) Third Amendment to Rights Agreement, dated as of February 28, 2006, between Bristow Group Inc. and Mellon Investor Services LLC	000-05232	8-A/A	March 2, 2006	4.2
	(13) Certificate of Ownership and Merger Merging OL Sub, Inc. into Offshore Logistics, Inc., effective February 1, 2006	001-31617	8-K	February 6, 2003	3.1
	(14) Form of certificate of designation establishing the mandatory convertible preferred stock***
(4)	Instruments defining the rights of security holders, including indentures
	(1) Registration Rights Agreement dated December 19, 1996, between the Company and Caledonia Industrial and Services Limited	0-5232	10-Q	December 1996	4	(3)
	(2) Indenture, dated as of June 20, 2003, among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee	333-107148	S-4	July 18, 2003	4.1
	(3) Registration Rights Agreement, dated as of June 20, 2003, among the Company and Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated, Howard Weil, A Division of Legg Mason Wood Walker, Inc., Jefferies & Company, Inc., and Johnson Rice & Company L.L.C.	333-107148	S-4	July 18, 2003	4.2
	(4) Form of 144A Global Note representing $228,170,000 Principal Amount of 6 1/8% Senior Notes due 2013	333-107148	S-4	July 18, 2003	4.3
	(5) Form of Regulation S Global Note representing $1,830,000 Principal Amount of 6 1/8% Senior Notes due 2013	333-107148	S-4	July 18, 2003	4.4
	(6) Supplemental Indenture, dated as of June 30, 2004, among the Company, the Guarantors named therein and U.S. Bank National Association as Trustee	001-31617	10-Q	June 2004	4.1
	(7) Supplemental Indenture dated as of August 16, 2005, among the Company, as issuer, the Guarantors listed on the signature page, as guarantors, and U.S. Bank National Association as Trustee relating to the Company’s 6 1/8% Senior Notes due 2013	001-31617	8-K	August 22, 2005	4	(1)
(5)	Opinion of Baker Botts L.L.P. regarding validity of the securities***
(10)	Material Contracts
	(1) Executive Welfare Benefit Agreement, similar agreement omitted pursuant to Instruction 2 to Item 601 of Regulation S-K**	33-9596	S-4	December 1986	10	(ww)
	(2) Executive Welfare Benefit Agreement, similar agreements are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K**	33-9596	S-4	December 1986	10	(xx)
	(3) Agreement and Plan of Merger dated as of June 1, 1994, as amended	33-79968	S-4	August 1994	2	(1)
	(4) Shareholders Agreement dated as of June 1, 1994	33-79968	S-4	August 1994	2	(2)
	(5) Proposed Form of Non-competition Agreement with Individual Shareholders	33-79968	S-4	August 1994	2	(3)
	(6) Proposed Form of Joint Venture Agreement	33-79968	S-4	August 1994	2	(4)
	(7) Offshore Logistics, Inc. 1994 Long-Term Management Incentive Plan**	33-87450	S-8	December 1994	84
	(8) Offshore Logistics, Inc. Annual Incentive Compensation Plan**	0-5232	10-K	June 1995	10	(20)
	(9) Indemnity Agreement, similar agreements with other directors of the Company are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K	0-5232	10-K	March 1997	10	(14)
	(10) Master Agreement dated December 12, 1996	0-5232	8-K	December 1996	2	(1)

	Incorporated by Reference to
	Registration
	or File	Form or	Report	Exhibit
Exhibits	Number	Report	Date	Number

(11) Supplemental Letter Agreement dated December 19, 1996 to the Master Agreement	5-34191	13-D	April 1997	2
(12) Change of Control Agreement between the Company and George M. Small. Substantially identical contracts with five other officers are omitted pursuant to Item 601 of Regulation S-K Instructions.**	0-5232	10-Q	September 1997	10	(1)
(13) Offshore Logistics, Inc. 1994 Long-Term Management Incentive Plan, as amended**	0-5232	10-K	March 1999	10	(15)
(14) Agreement between Pilots Represented by Office and Professional Employees International Union, AFL-CIO and Offshore Logistics, Inc.	0-5232	10-K	March 1999	10	(16)
(15) Offshore Logistics, Inc. 1991 Non-qualified Stock Option Plan for Non-employee Directors, as amended.**	33-50946	S-8	August 1992	4.1
(16) Agreement with Louis F. Crane dated October 18, 2001, executed January 7, 2002.**	0-5232	10-K	March 2002	10	(17)
(17) Offshore Logistics, Inc. 1994 Long-Term Management Incentive Plan, as amended.**	333-100017	S-8	September 2002	4.12
(18) Continuing Employment and Separation Agreement with Hans J. Albert dated October 1, 2002**	001-31617	10-K	March 2003	10	(16)
(19) Offshore Logistics, Inc. Deferred Compensation Plan**	001-31617	10-K	March 2004	10	(18)
(20) Offshore Logistics, Inc. 2003 Nonqualified Stock Option Plan for Non-employee Directors**	333-115473	S-8	May 13, 2004	4	(12)
(21) Agreement with Keith Chanter dated January 13, 2004**	001-31617	10-K	March 2004	10	(20)
(22) Retirement Agreement with George Small dated April 26, 2004**	001-31617	10-Q	June 2004	10	(1)
(23) Employment Agreement with William E. Chiles dated June 21, 2004**	001-31617	10-Q	June 2004	10	(2)
(24) Change of Control Employment Agreement with William E. Chiles dated June 21, 2004	001-31617	10-Q	June 2004	10	(3)
(25) Offshore Logistics, Inc. 2004 Stock Incentive Plan**	001-31617	10-Q	September 2004	10	(1)
(26) Separation Agreement between Bristow Aviation Holdings, Ltd. and Keith Chanter dated September 1, 2004	001-31617	8-K	September 2004	10	(1)
(27) Employment Agreement with Richard Burman dated October 15, 2004**	001-31617	10-K	March 2005	10	(27)
(28) Agreement between Pilots Represented by Office and Professional Employees International Union, AFL-CIO and Offshore Logistics, Inc.**	001-31617	10-K	March 2005	10	(28)
(29) New Helicopter Sales Agreement dated December 19, 2002 between the Company and Sikorsky Aircraft Corporation (“Sikorsky Agreement”)	001-31617	10-Q	June 2005	10	(1)
(30) Amendment Number 1 to Sikorsky Agreement dated February 14, 2003	001-31617	10-Q	June 2005	10	(2)
(31) Amendment Number 2 to Sikorsky Agreement dated April 1, 2003	001-31617	10-Q	June 2005	10	(3)
(32) Amendment Number 3 to Sikorsky Agreement dated January 22, 2004	001-31617	10-Q	June 2005	10	(4)
(33) Amendment Number 4 to Sikorsky Agreement dated March 5, 2004	001-31617	10-Q	June 2005	10	(5)
(34) Amendment Number 5 to Sikorsky Agreement dated July 13, 2004	001-31617	10-Q	June 2005	10	(6)
(35) Amendment Number 6 to Sikorsky Agreement dated October 11, 2004	001-31617	10-Q	June 2005	10	(7)
(36) Amendment Number 7 to Sikorsky Agreement dated January 5, 2005	001-31617	10-Q	June 2005	10	(8)

	Incorporated by Reference to
	Registration
	or File	Form or	Report	Exhibit
Exhibits	Number	Report	Date	Number

(37) Amendment Number 8 to Sikorsky Agreement dated May 5, 2005	001-31617	10-Q	June 2005	10	(9)
(38) Amendment Number 9 to Sikorsky Agreement dated June 14, 2005	001-31617	10-Q	June 2005	10	(10)
(39) Employment Agreement with Brian C. Voegele dated June 1, 2005.**	001-31617	8-K	July 12, 2005	10	(1)
(40) Form of Stock Option Agreement.**	001-31617	8-K/A	February 2, 2006	10	(2)
(41) Form of Restricted Stock Agreement.**	001-31617	8-K/A	February 2, 2006	10	(3)
(42) Employment Agreement effective as of June 1, 2005 between the Company and Michael R. Suldo.**	001-31617	8-K	February 8, 2006	10	(1)
(43) Form of Aircraft Lease agreement between CFS Air, LLC and Air Logistics, L.L.C. (a Schedule I has been filed as part of this exhibit setting forth certain terms omitted from the Form of Aircraft Lease Agreement)	001-31617	10-Q	December 2005	10	(2)
(44) Employment Agreement with Perry L. Elders dated February 16, 2006.**	001-31617	8-K	February 17, 2006	10	(1)
(45) Amendment to Employment Agreement between the Company and Michael R. Suldo dated March 8, 2006.**	001-31617	8-K	March 13, 2006	10	(1)
(46) Employment Agreement with Randall A. Stafford dated May 22, 2006.**	001-31617	8-K	May 25, 2006	10	(1)
(47) Amended and restated Employment Agreement between the Company and William E. Chiles dated June 5, 2006.**	001-31617	8-K	June 8, 2006	10	(1)
(48) Amended and restated Employment Agreement between the Company and Mark Duncan dated June 5, 2006.**	001-31617	8-K	June 8, 2006	10	(2)
(49) S-92 New Helicopter Sales Agreement dated as of May 19, 2006 between the Company and Sikorsky Aircraft Corporation	001-31617	10-Q	June 2006	10	(1)
(50) Revolving Credit Agreement dated August 3, 2006	001-31617	8-K	August 9, 2006	10	(1)
(51) Letter of Credit Facility Agreement dated August 3, 2006	001-31617	8-K	August 9, 2006	10	(2)
(52) Bristow Group Inc. Fiscal Year 2007 Annual Incentive Compensation Plan	001-31617	8-K	August 17, 2006	10	(1)
(12) Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends****
(15) Letter from KPMG LLP regarding unaudited interim information****
(21) Subsidiaries of the Registrant	001-31617	10-K	March 2006	21
(23) Consent of Independent Registered Public Accounting Firm****
(24) Powers of Attorney****

**	Compensatory Plan or Arrangement.

***	Furnished herewith.

****	Previously filed.

Agreements with respect to certain of the registrant’s long-term debt are not filed as Exhibits hereto inasmuch as the debt authorized under any such Agreement does not exceed 10% of the registrant’s total assets. The registrant agrees to furnish a copy of each such Agreement to the SEC upon request.

(B) Financial Statement Schedules:

Financial statement schedules are omitted because they are not required or the required information is shown in our consolidated financial statements and the notes thereto.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 12th day of September 2006.

BRISTOW GROUP INC.

By:	/s/ Perry L. Elders Name: Perry L. Elders Title: Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the listed capacities on September 12, 2006:

Name	Title

/s/ William E. Chiles William E. Chiles	President, Chief Executive Officer Director (Principal Executive Officer)

/s/ Perry L. Elders Perry L. Elders	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Elizabeth D. Brumley Elizabeth D. Brumley	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

* Thomas N. Amonett	Director

* Charles F. Bolden, Jr.	Director

* Peter N. Buckley	Director

* Stephen J. Cannon	Director

* Jonathan H. Cartwright	Director

* Michael A. Flick	Director

* Thomas C. Knudson	Director

* Ken C. Tamblyn	Director

Name		Title
* Robert W. Waldrup		Director

*By:	/s/ Randall A. Stafford Randall A. Stafford(Attorney-in-Fact)

INDEX TO EXHIBITS

		Registration
		or File	Form or	Report	Exhibit
Exhibits		Number	Report	Date	Number

(1)	Form of Underwriting Agreement***
(3)	Articles of Incorporation and By-laws
	(1) Delaware Certificate of Incorporation dated December 2, 1987	001-31617	10-Q	June 2005	3	(1)
	(2) Agreement and Plan of Merger dated December 29, 1987	0-5232	10-K	June 1990	3	(11)
	(3) Certificate of Merger dated December 2, 1987	0-5232	10-K	June 1990	3	(3)
	(4) Certificate of Correction of Certificate of Merger dated January 20, 1988	0-5232	10-K	June 1990	3	(4)
	(5) Certificate of Amendment of Certificate of Incorporation dated November 30, 1989	001-31617	10-Q	June 2005	3	(2)
	(6) Certificate of Amendment of Certificate of Incorporation dated December 9, 1992	001-31617	10-Q	June 2005	3	(3)
	(8) Rights Agreement and Form of Rights Certificate	0-5232	8-A	February 1996	4
	(9) Amended and Restated By-laws	001-31617	10-Q	June 2005	3	(4)
	(10) Certificate of Designation of Series A Junior Participating Preferred Stock	001-31617	10-Q	June 2005	3	(5)
	(10) First Amendment to Rights Agreement	0-5232	8-A/A	May 1997	5
	(11) Second Amendment to Rights Agreement	0-5232	8-A/A	January 2003	4.3
	(12) Third Amendment to Rights Agreement, dated as of February 28, 2006, between Bristow Group Inc. and Mellon Investor Services LLC 000-05232		8-A/A	March 2, 2006	4.2
	(13) Certificate of Ownership and Merger Merging OL Sub, Inc. into Offshore Logistics, Inc., effective February 1, 2006	001-31617	8-K	February 6, 2003	3.1
	(14) Form of certificate of designation establishing the mandatory convertible preferred stock***
(4)	Instruments defining the rights of security holders, including indentures
	(1) Registration Rights Agreement dated December 19, 1996, between the Company and Caledonia Industrial and Services Limited	0-5232	10-Q	December 1996	4	(3)
	(2) Indenture, dated as of June 20, 2003, among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee	333-107148	S-4	July 18, 2003	4.1
	(3) Registration Rights Agreement, dated as of June 20, 2003, among the Company and Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated, Howard Weil, A Division of Legg Mason Wood Walker, Inc., Jefferies & Company, Inc., and Johnson Rice & Company L.L.C.	333-107148	S-4	July 18, 2003	4.2
	(4) Form of 144A Global Note representing $228,170,000 Principal Amount of 6 1/8% Senior Notes due 2013	333-107148	S-4	July 18, 2003	4.3
	(5) Form of Regulation S Global Note representing $1,830,000 Principal Amount of 6 1/8% Senior Notes due 2013	333-107148	S-4	July 18, 2003	4.4
	(6) Supplemental Indenture, dated as of June 30, 2004, among the Company, the Guarantors named therein and U.S. Bank National Association as Trustee	001-31617	10-Q	June 2004	4.1
	(7) Supplemental Indenture dated as of August 16, 2005, among the Company, as issuer, the Guarantors listed on the signature page, as guarantors, and U.S. Bank National Association as Trustee relating to the Company’s 6 1/8% Senior Notes due 2013.	001-31617	8-K	August 22, 2005	4	(1)
(5)	Opinion of Baker Botts L.L.P. regarding validity of the securities***
(10)	Material Contracts
	(2) Executive Welfare Benefit Agreement, similar agreement omitted pursuant to Instruction 2 to Item 601 of Regulation S-K**	33-9596	S-4	December 1986	10	(ww)
	(3) Executive Welfare Benefit Agreement, similar agreements are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K**	33-9596	S-4	December 1986	10	(xx)

		Registration
		or File	Form or	Report	Exhibit
Exhibits		Number	Report	Date	Number

	(4) Agreement and Plan of Merger dated as of June 1, 1994, as amended	33-79968	S-4	August 1994	2	(1)
	(5) Shareholders Agreement dated as of June 1, 1994	33-79968	S-4	August 1994	2	(2)
	(6) Proposed Form of Non-competition Agreement with Individual Shareholders	33-79968	S-4	August 1994	2	(3)
	(7) Proposed Form of Joint Venture Agreement	33-79968	S-4	August 1994	2	(4)
	(8) Offshore Logistics, Inc. 1994 Long-Term Management Incentive Plan**	33-87450	S-8	December 1994	84
	(9) Offshore Logistics, Inc. Annual Incentive Compensation Plan**	0-5232	10-K	June 1995	10	(20)
	(10) Indemnity Agreement, similar agreements with other directors of the Company are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K	0-5232	10-K	March 1997	10	(14)
	(11) Master Agreement dated December 12, 1996	0-5232	8-K	December 1996	2	(1)
	(12) Supplemental Letter Agreement dated December 19, 1996 to the Master Agreement	5-34191	13-D	April 1997	2
	(13) Change of Control Agreement between the Company and George M. Small. Substantially identical contracts with five other officers are omitted pursuant to Item 601 of Regulation S-K Instructions.**	0-5232	10-Q	September 1997	10	(1)
	(13) Offshore Logistics, Inc. 1994 Long-Term Management Incentive Plan, as amended**	0-5232	10-K	March 1999	10	(15)
	(14) Agreement between Pilots Represented by Office and Professional Employees International Union, AFL-CIO and Offshore Logistics, Inc.	0-5232	10-K	March 1999	10	(16)
	(15) Offshore Logistics, Inc. 1991 Non-qualified Stock Option Plan for Non-employee Directors, as amended.**	33-50946	S-8	August 1992	4.1
	(16) Agreement with Louis F. Crane dated October 18, 2001, executed January 7, 2002.**	0-5232	10-K	March 2002	10	(17)
	(17) Offshore Logistics, Inc. 1994 Long-Term Management Incentive Plan, as amended.**	333-100017	S-8	September 2002	4.12
	(18) Continuing Employment and Separation Agreement with Hans J. Albert dated October 1, 2002**	001-31617	10-K	March 2003	10	(16)
	(19) Offshore Logistics, Inc. Deferred Compensation Plan**	001-31617	10-K	March 2004	10	(18)
	(20) Offshore Logistics, Inc. 2003 Nonqualified Stock Option Plan for Non-employee Directors**	333-115473	S-8	May 13, 2004	4	(12)
	(21) Agreement with Keith Chanter dated January 13, 2004**	001-31617	10-K	March 2004	10	(20)
	(22) Retirement Agreement with George Small dated April 26, 2004**	001-31617	10-Q	June 2004	10	(1)
	(23) Employment Agreement with William E. Chiles dated June 21, 2004**	001-31617	10-Q	June 2004	10	(2)
	(24) Change of Control Employment Agreement with William E. Chiles dated June 21, 2004	001-31617	10-Q	June 2004	10	(3)
	(25) Offshore Logistics, Inc. 2004 Stock Incentive Plan**	001-31617	10-Q	September 2004	10	(1)
	(26) Separation Agreement between Bristow Aviation Holdings, Ltd. and Keith Chanter dated September 1, 2004	001-31617	8-K	September 2004	10	(1)
	(27) Employment Agreement with Richard Burman dated October 15, 2004**	001-31617	10-K	March 2005	10	(27)
	(28) Agreement between Pilots Represented by Office and Professional Employees International Union, AFL-CIO and Offshore Logistics, Inc.**	001-31617	10-K	March 2005	10	(28)
	(29) New Helicopter Sales Agreement dated December 19, 2002 between the Company and Sikorsky Aircraft Corporation (“Sikorsky Agreement”).	001-31617	10-Q	June 2005	10	(1)
	(30) Amendment Number 1 to Sikorsky Agreement dated February 14, 2003.	001-31617	10-Q	June 2005	10	(2)
	(31) Amendment Number 2 to Sikorsky Agreement dated April 1, 2003.	001-31617	10-Q	June 2005	10	(3)
	(32) Amendment Number 3 to Sikorsky Agreement dated January 22, 2004.	001-31617	10-Q	June 2005	10	(4)

	Registration
	or File	Form or	Report	Exhibit
Exhibits	Number	Report	Date	Number

(33) Amendment Number 4 to Sikorsky Agreement dated March 5, 2004.	001-31617	10-Q	June 2005	10	(5)
(34) Amendment Number 5 to Sikorsky Agreement dated July 13, 2004.	001-31617	10-Q	June 2005	10	(6)
(35) Amendment Number 6 to Sikorsky Agreement dated October 11, 2004.	001-31617	10-Q	June 2005	10	(7)
(36) Amendment Number 7 to Sikorsky Agreement dated January 5, 2005.	001-31617	10-Q	June 2005	10	(8)
(37) Amendment Number 8 to Sikorsky Agreement dated May 5, 2005.	001-31617	10-Q	June 2005	10	(9)
(38) Amendment Number 9 to Sikorsky Agreement dated June 14, 2005.	001-31617	10-Q	June 2005	10	(10)
(39) Employment Agreement with Brian C. Voegele dated June 1, 2005.**	001-31617	8-K	July 12, 2005	10	(1)
(40) Form of Stock Option Agreement.**	001-31617	8-K/A	February 2, 2006	10	(2)
(41) Form of Restricted Stock Agreement.**	001-31617	8-K/A	February 2, 2006	10	(3)
(42) Employment Agreement effective as of June 1, 2005 between the Company and Michael R. Suldo.**	001-31617	8-K	February 8, 2006	10	(1)
(43) Form of Aircraft Lease agreement between CFS Air, LLC and Air Logistics, L.L.C. (a Schedule I has been filed as part of this exhibit setting forth certain terms omitted from the Form of Aircraft Lease Agreement).	001-31617	10-Q	December 2005	10	(2)
(44) Employment Agreement with Perry L. Elders dated February 16, 2006.**	001-31617	8-K	February 17, 2006	10	(1)
(45) Amendment to Employment Agreement between the Company and Michael R. Suldo dated March 8, 2006.**	001-31617	8-K	March 13, 2006	10	(1)
(46) Employment Agreement with Randall A. Stafford dated May 22, 2006.**	001-31617	8-K	May 25, 2006	10	(1)
(47) Amended and restated Employment Agreement between the Company and William E. Chiles dated June 5, 2006.**	001-31617	8-K	June 8, 2006	10	(1)
(48) Amended and restated Employment Agreement between the Company and Mark Duncan dated June 5, 2006.**	001-31617	8-K	June 8, 2006	10	(2)
(49) S-92 New Helicopter Sales Agreement dated as of May 19, 2006 between the Company and Sikorsky Aircraft Corporation	001-31617	10-Q	June 2006	10	(1)
(50) Revolving Credit Agreement dated August 3, 2006	001-31617	8-K	August 9, 2006	10	(1)
(51) Letter of Credit Facility Agreement dated August 3, 2006	001-31617	8-K	August 9, 2006	10	(2)
(52) Bristow Group Inc. Fiscal Year 2007 Annual Incentive Compensation Plan	001-31617	8-K	August 17, 2006	10	(1)
(12) Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends****
(15) Letter from KPMG LLP regarding unaudited interim information****
(21) Subsidiaries of the Registrant	001-31617	10-K	March 2006	21
(23) Consent of Independent Registered Public Accounting Firm****
(24) Powers of Attorney****

**	Compensatory Plan or Arrangement.

***	Furnished herewith.

****	Previously filed.

Agreements with respect to certain of the registrant’s long-term debt are not filed as Exhibits hereto inasmuch as the debt authorized under any such Agreement does not exceed 10% of the registrant’s total assets. The registrant agrees to furnish a copy of each such Agreement to the Securities and Exchange Commission upon request.